Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”), effective as of March 14, 2025, attaches to and forms part of that certain Amended and Restated Employment Agreement dated as of January 16, 2015 (the “Agreement”), as amended April 20, 2018, May 15, 2018, July 26, 2021, and April 2, 2024, among Aon Corporation, a Delaware corporation (the “Company”), Aon plc, a public limited company organized under Irish law (the “Parent”), and Gregory C. Case (the “Executive”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the parties mutually desire to adjust Executive’s title and responsibilities such that his position shall be Chief Executive Officer and President, of both the Parent and the Company.

NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1.

The second sentence of Section 2(a), Position and Duties; Responsibilities; Board Service, is hereby deleted in its entirety and replaced with the following: “The Executive shall serve as both the Company’s and the Parent’s Chief Executive Officer and President.”

2.	The remaining provisions of the Agreement shall remain in effect as originally adopted.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date set forth above.

AON CORPORATION	EXECUTIVE

/s/ Lisa Stevens	/s/ Gregory C. Case
Lisa Stevens	Gregory C. Case
Executive Vice President &	CEO, Aon plc
Chief Administrative Officer	CEO, Aon Corporation

AON PLC

/s/ Lisa Stevens
Lisa Stevens
Executive Vice President &
Chief Administrative Officer